UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

National CineMedia, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33296	20-5665602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 S. Syracuse Way, Suite 200
Centennial, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 792-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2026 (the “Closing Date”), NCM Holdings, LLC (the “Buyer”), a wholly-owned subsidiary of National CineMedia, Inc. (the “Company”), completed the previously announced acquisition (the “Acquisition”) of (i) Captivate Holdings, LLC and Captivate Network Holdings, Inc. (collectively, “Captivate”).

Concurrently with the closing of the Acquisition, and consistent with the previously disclosed commitment letter, dated August 10, 2026, the Buyer entered into a credit agreement, dated as of September 18, 2026 (the “Credit Agreement”), by and among the Buyer, National CineMedia, LLC, Captivate Holdings, LLC and Captivate, LLC, as borrowers (collectively, the “Borrowers” and each a “Borrower”), NCMI II, LLC and NCM Parent, LLC (collectively, “Holdings”), the lenders party thereto from time to time (the “Lenders”), and Crestline Direct Finance, L.P., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Pursuant to the terms of the Credit Agreement, the Lenders extended credit to the Borrowers in the form of a senior secured first lien term loan in an original aggregate principal amount equal to $275.0 million (the “Term Loan Facility”) and established a $25.0 million senior secured revolving credit facility (the “Revolving Facility,” and together with the Term Loan Facility, the “Facilities”). As of the Closing Date, the Term Loan Facility was fully funded and $10.0 million was borrowed under the Revolving Facility.

Borrowings under the Facilities on the Closing Date were used to (i) finance all or a portion of the Acquisition (including to repay or otherwise satisfy certain indebtedness of Captivate), (ii) refinance the Company’s existing credit agreement with U.S. Bank National Association (the “Refinancing”), and (iii) pay fees and expenses in connection with the Acquisition, the Refinancing and the incurrence of the Facilities (collectively, the “Transactions”). Going forward, the Revolving Facility may be used for working capital, capital expenditures and other general corporate purposes. The Revolving Facility also has a $5 million sublimit for the issuance of letters of credit.

Each of the Facilities matures on September 18, 2031. Outstanding loans under the Facilities will bear interest at a margin over a reference rate selected at the option of the borrower. The margin for the Facilities will be 7.00% per annum for SOFR borrowings and 6.00% per annum for base rate borrowings. The provisions of the Term Loan Facility provide that, from and after the Closing Date until the second anniversary of the Closing Date, the Borrowers may elect to pay a portion of the margin (for any interest period ending prior to the second anniversary of the closing date) not exceeding 2.00% as paid-in-kind interest (the “PIK Election”), and to the extent the Borrowers shall have made such PIK Election, the margin with respect to the Term Loan Facility will be 7.50% per annum for SOFR borrowings and 6.50% per annum for base rate borrowings. A commitment fee of 0.50% is payable quarterly in arrears based on the average daily amount of the undrawn portion of the Revolving Facility. The Term Loan Facility will amortize in equal quarterly installments in aggregate annual amounts equal to 2.5% of the original principal amount in each of the first three years of the Term Loan Facility, and 5% of the original principal amount in each of the last two years of the Term Loan Facility. A commitment fee of 0.50% is payable quarterly in arrears based on the average daily amount of the undrawn portion of the Revolving Facility. The Credit Agreement also provides for mandatory prepayments from the net proceeds of certain asset dispositions, debt issuances and casualty and condemnation events, and from a percentage of excess cash flow, subject to certain reinvestment rights and other exceptions. If the Borrowers make certain voluntary prepayments of the Term Loan Facility prior to the third anniversary of the Closing Date, the principal amount prepaid is subject to a prepayment premium of (i) 3.00% during the first year following the Closing Date, (ii) 2.00% during the second year following the Closing Date and (iii) 1.00% during the third year following the Closing Date.

Holdings and certain of the Borrowers’ existing and future subsidiaries are required to guarantee the repayment of the Borrowers’ obligations under the Credit Agreement (collectively, the “Guarantors”). The obligations of the Borrowers and the Guarantors under the Credit Agreement are secured by a pledge of substantially all of the assets of the Borrowers and the Guarantors, subject to certain customary exclusions.

The Facilities are subject to a financial covenant permitting a maximum Total Net Leverage Ratio of 5.00:1.00, with (i) a step-down to 4.75:1.00 as of the end of the fiscal quarter ending June 30, 2028, and (ii) a step-down to 4.50:1.00 as of the end of the fiscal quarter ending December 31, 2029. The Facilities are subject to customary affirmative and negative covenants for financings of this type, including limitations on incurring additional debt, granting or permitting additional liens, making investments and acquisitions, merging or consolidating with others, disposing of assets, paying dividends and distributions, paying subordinated indebtedness and entering into affiliate transactions. The Credit Agreement also includes events of default customary for facilities of this type, including, among other things, payment defaults, material inaccuracy of representations, covenant defaults, cross-defaults to material indebtedness, bankruptcy events, material judgments and change of control. Upon the occurrence of such events of default, subject to customary cure rights (including an equity cure right), all outstanding loans under the Facilities may be accelerated and/or the Lenders’ commitments may be terminated.

The Credit Agreement also contains representations and warranties of the Borrowers and Holdings customary for financings of this type. These representations and warranties have been made solely for the benefit of the Lenders and such representations and warranties should not be relied on by any other person, including investors. In addition, such representations and warranties (i) have been qualified by disclosures made to the Lenders in connection with the Credit Agreement, (ii) are subject to the materiality standards contained in the Credit Agreement, which may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Credit Agreement or such other date as is specified in the Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

On the Closing Date, in connection with the Company’s entry into the Credit Agreement (as described in Item 1.01 of this Current Report on Form 8‑K), the Company repaid in full all outstanding obligations under, and terminated all commitments pursuant to, that certain Loan and Security Agreement, originally dated as of January 24, 2025 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Facility”) between U.S. Bank National Association, as lender, and National CineMedia, LLC, as borrower.

The repayment of the indebtedness outstanding under the Existing Credit Agreement was funded with a portion of the proceeds of the Facilities under the Credit Agreement and cash on hand. In connection with such repayment, all liens and security interests securing the obligations under the Existing Credit Agreement were released and all guarantees thereunder were discharged. The Company paid all outstanding principal, accrued and unpaid interest and fees and other amounts due in respect of the Existing Credit Agreement in connection with such termination.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Buyer completed the Acquisition contemplated by the Securities Purchase Agreement and Plan of Merger (the “Purchase Agreement”) by and among Buyer, on the one hand, and Captivate and various direct and indirect equity holders of Captivate, on the other hand. Pursuant to the Purchase Agreement, the Buyer acquired 100.0% of the issued and outstanding equity interests of Captivate.

Under the terms of the Purchase Agreement, the Buyer paid cash consideration of $275.0 million for the Acquisition, subject to customary net working capital and other purchase price adjustments, including $5.0 million deposited into an escrow account as the sole recourse for any post-closing purchase price adjustments made in favor of the Buyer under the Purchase Agreement.

The closing consideration was funded with a combination of cash on hand and borrowings under the Facilities described in Item 1.01 above, which discussion is incorporated herein by reference.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2026 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 21, 2026, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business or funds acquired

The financial statements of Captivate required by Item 9.01 of Form 8‑K will be filed by amendment to this Current Report on Form 8‑K no later than 71 calendar days after the date on which this Current Report on Form 8‑K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01 of Form 8‑K will be filed by amendment to this Current Report on Form 8‑K no later than 71 calendar days after the date on which this Current Report on Form 8‑K is required to be filed.

(c) Exhibits

Exhibit No.	Description

10.1*

Credit Agreement, dated as of September 18, 2026, by and among NCM Holdings, LLC, National CineMedia, LLC, Captivate Holdings, LLC, Captivate, LLC, NCMI II, LLC, NCM Parent, LLC, the Lenders party thereto from time to time and Crestline Direct Finance, L.P., as Administrative Agent and as Collateral Agent.

99.1	Press Release of National CineMedia, Inc., dated September 21, 2026
101	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Date:	September 18, 2026	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng Chief Financial Officer